Exhibit 99.1

Booking Holdings Reports Financial Results for 1st Quarter 2023

NORWALK, CT – May 4, 2023. . . Booking Holdings Inc. (NASDAQ: BKNG) (the "Company," "Booking Holdings," "we," "our," or "us") today reported its first quarter 2023 financial results:
•Gross travel bookings, which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations, were $39.4 billion, an increase of 44% from the prior-year quarter (approximately a 52% increase on a constant-currency basis).
•Room nights booked increased 38% from the prior-year quarter.
•Total revenues were $3.8 billion, an increase of 40% from the prior-year quarter (approximately a 47% increase on a constant-currency basis).
•Net income was $266 million, compared with a net loss of $700 million in the prior-year quarter.
•Net income per diluted common share was $7.00, compared with a net loss per diluted common share of $17.10 in the prior-year quarter.
•Non-GAAP net income was $440 million, an increase of 174% from the prior-year quarter.
•Non-GAAP net income per diluted common share was $11.60, an increase of 197% from the prior-year quarter.
•Adjusted EBITDA was $586 million, an increase of 89% from the prior-year quarter.
The section below under the heading "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
"We saw a strong start to the year with first quarter room nights and gross bookings reaching our highest quarterly levels ever and both metrics surpassing our previous expectations," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "Our focus remains on continuing to improve our offering to both our supply partners and travelers, and I am encouraged by the progress our teams continue to make."

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per diluted common share and free cash flow (net cash provided by (used in) operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular adjusted EBITDA, non-GAAP net income (loss) and free cash flow, are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for operating income (loss), net income (loss) or net cash provided by (used in) operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Non-GAAP net income (loss) is net income (loss) with the following adjustments:
•excludes accruals related to potential settlements of certain indirect tax matters,
•excludes significant losses on assets classified as held for sale,
•excludes significant gains and losses on sale and leaseback transactions,
•excludes gains and losses on equity securities with readily determinable fair values,
•     excludes the impact, if any, of significant gains and losses on the sale of and impairment and credit losses on investments in available-for-sale debt securities and significant gains and losses on the sale of and valuation adjustments on investments in equity securities without readily determinable fair values,
•excludes foreign currency transaction gains and losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges,
•excludes amortization expense of intangible assets,
•excludes interest received on tax payments refunded pursuant to settlement with authorities,
•excludes the impact of net unrecognized tax benefits related to certain income tax matters, and
•     the income tax impact of the non-GAAP adjustments mentioned above and changes in tax estimates, as applicable.
In addition to the adjustments listed above regarding non-GAAP net income (loss), adjusted EBITDA excludes depreciation expense, and to the extent not included in the adjustments listed above, interest expense, interest and dividend income, and income tax expense (benefit). In the event the Company reports a GAAP net income but a non-GAAP net loss, dilutive shares that are included in the GAAP weighted-average number of diluted common shares outstanding are excluded from the non-GAAP weighted-average number of diluted common shares outstanding. In the event the Company reports a GAAP net loss but a non-GAAP net income, anti-dilutive shares that are excluded from the GAAP weighted-average number of diluted common shares outstanding are included in the non-GAAP weighted-average number of diluted common shares outstanding.
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis. We calculate constant currency by converting our current-year period results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.

The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three months ended March 31, 2023 and 2022. We are not able to provide a reconciliation between forward-looking adjusted EBITDA and GAAP net income (loss) because we cannot predict certain components of such reconciliation without unreasonable effort as they arise from events in future periods.

Information About Forward-Looking Statements
This press release contains forward-looking statements, which reflect the views of the Company's management regarding current expectations based on currently available information about future events. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, such as: adverse changes in market conditions for travel services; the effects of competition; the Company's ability to manage growth and expand; the adverse impact of the COVID-19 pandemic; adverse changes in relationships with third parties on which the Company depends; success of the Company's marketing efforts; rapid technological and other market changes; the Company's ability to attract and retain qualified personnel; changes in the presentation of travel search results and the auctions for search placement; impacts of impairments and changes in accounting estimates; and other business and industry changes. Other risks and uncertainties relate to cyberattacks and information security; tax, legal, and regulatory risks; the Company's facilitation of payments; foreign currency exchange rates; financial risks relating to the Company's debt levels and stock price volatility; and the success of the Company's investments and acquisition strategy. For a detailed discussion of these and other risk factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements included in this press release, refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
We will be posting our prepared remarks to the Booking Holdings investor relations website after the conclusion of the earnings call.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world's leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through six primary consumer-facing brands: Booking.com, Priceline, Agoda, Rentalcars.com, KAYAK and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on Twitter @BookingHoldings.
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For Press Information: Leslie Cafferty communications@bookingholdings.com
For Investor Relations: John Longstreet ir@bookingholdings.com
#BKNG_Earnings

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	March 31, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$14,140	$12,221
Short-term investments (Available-for-sale debt securities: Amortized cost of $363 and $176, respectively)	359	175
Accounts receivable, net (Allowance for expected credit losses of $93 and $117, respectively)	2,048	2,229
Prepaid expenses, net	655	477
Other current assets	430	696
Total current assets	17,632	15,798
Property and equipment, net	699	669
Operating lease assets	622	645
Intangible assets, net	1,777	1,829
Goodwill	2,816	2,807
Long-term investments (Includes available-for-sale debt securities: Amortized cost of $374 and $576, respectively)	806	2,789
Other assets, net	854	824
Total assets	$25,206	$25,361
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$2,132	$2,507
Accrued expenses and other current liabilities	3,584	3,244
Deferred merchant bookings	4,500	2,223
Short-term debt	854	500
Total current liabilities	11,070	8,474
Deferred income taxes	368	685
Operating lease liabilities	539	552
Long-term U.S. transition tax liability	711	711
Other long-term liabilities	172	172
Long-term debt	11,272	11,985
Total liabilities	24,132	22,579
Commitments and contingencies
Stockholders' equity:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 64,008,335 and 63,780,528, respectively	—	—
Treasury stock: 26,796,116 and 25,917,558 shares, respectively	(33,178)	(30,983)
Additional paid-in capital	6,712	6,491
Retained earnings	27,807	27,541
Accumulated other comprehensive loss	(267)	(267)
Total stockholders' equity	1,074	2,782
Total liabilities and stockholders' equity	$25,206	$25,361

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended March 31,
	2023	2022
Agency revenues	$1,782	$1,450
Merchant revenues	1,752	1,050
Advertising and other revenues	244	195
Total revenues	3,778	2,695
Operating expenses:
Marketing expenses	1,517	1,147
Sales and other expenses	542	339
Personnel, including stock-based compensation of $113 and $93, respectively	722	596
General and administrative	289	158
Information technology	137	134
Depreciation and amortization	120	111
Restructuring, disposal, and other exit activities	1	36
Total operating expenses	3,328	2,521
Operating income	450	174
Interest expense	(194)	(68)
Other income (expense), net	47	(955)
Income (loss) before income taxes	303	(849)
Income tax expense (benefit)	37	(149)
Net income (loss)	$266	$(700)
Net income (loss) applicable to common stockholders per basic common share	$7.07	$(17.10)
Weighted-average number of basic common shares outstanding (in 000's)	37,621	40,921
Net income (loss) applicable to common stockholders per diluted common share	$7.00	$(17.10)
Weighted-average number of diluted common shares outstanding (in 000's)	37,983	40,921

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three Months Ended March 31,
	2023	2022
OPERATING ACTIVITIES:
Net income (loss)	$266	$(700)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	120	111
Provision for expected credit losses and chargebacks	54	55
Deferred income tax benefit	(340)	(216)
Net losses on equity securities	133	987
Stock-based compensation expense and other stock-based payments	113	93
Operating lease amortization	41	39
Unrealized foreign currency transaction losses (gains) related to Euro-denominated debt	26	(30)
Other	—	30
Changes in assets and liabilities:
Accounts receivable	158	(326)
Prepaid expenses and other current assets	118	(56)
Deferred merchant bookings and other current liabilities	2,038	1,868
Long-term assets and liabilities	162	(160)
Net cash provided by operating activities	2,889	1,695
INVESTING ACTIVITIES:
Proceeds from sale and maturity of investments	1,683	—
Additions to property and equipment	(88)	(109)
Other investing activities	(9)	(12)
Net cash provided by (used in) investing activities	1,586	(121)
FINANCING ACTIVITIES:
Payment on maturity of debt	(500)	(1,102)
Payments for repurchase of common stock	(2,150)	(1,049)
Proceeds from exercise of stock options	105	3
Other financing activities	(17)	9
Net cash used in financing activities	(2,562)	(2,139)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	8	(9)
Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents	1,921	(574)
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	12,251	11,152
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$14,172	$10,578
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for income taxes	$311	$98
Cash paid during the period for interest	$142	$72

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA		Three Months Ended March 31,
		2023	2022
	Net income (loss)	$266	$(700)

(a)	Accruals related to potential settlements of indirect tax matters	39	—
(b)	Depreciation and amortization	120	111
(c)	Loss on assets classified as held for sale	—	36
(b)	Interest and dividend income	(228)	(3)
(b)	Interest expense	194	68
(d)	Net losses on equity securities	133	987
(e)	Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	26	(40)
(b)	Income tax expense (benefit)	37	(149)
	Adjusted EBITDA	$586	$310
	Net income (loss) as a % of Total Revenues	7.0%	(26.0)%
	Adjusted EBITDA as a % of Total Revenues	15.5%	11.5%

RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME APPLICABLE TO COMMON STOCKHOLDERS PER DILUTED COMMON SHARE		Three Months Ended March 31,
		2023	2022
	Net income (loss)	$266	$(700)

(a)	Accruals related to potential settlements of indirect tax matters	39	—
(c)	Loss on assets classified as held for sale	—	36
(d)	Net losses on equity securities	133	987
(e)	Foreign currency transaction losses (gains) on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	26	(40)
(f)	Amortization of intangible assets	55	56
(g)	Interest received on refunded tax payments	(31)	—
(h)	Tax impact of Non-GAAP adjustments	(48)	(179)
	Non-GAAP Net income	$440	$161
	GAAP weighted-average number of diluted common shares outstanding (in 000's)	37,983	40,921
	Net income (loss) applicable to common stockholders per diluted common share	$7.00	$(17.10)
	Non-GAAP weighted-average number of diluted common shares outstanding (in 000's)	37,983	41,191
	Non-GAAP Net income applicable to common stockholders per diluted common share	$11.60	$3.90

RECONCILIATION OF GAAP TO NON-GAAP WEIGHTED-AVERAGE DILUTED COMMON SHARES OUTSTANDING		Three Months Ended March 31,
		2023	2022
	GAAP weighted-average number of diluted common shares outstanding (in 000's)	37,983	40,921
(i)	Adjustment for anti-dilutive shares (in 000's)	—	270
	Non-GAAP weighted-average number of diluted common shares outstanding (in 000's)	37,983	41,191

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Three Months Ended March 31,
		2023	2022
	Net cash provided by operating activities	$2,889	$1,695
(j)	Additions to property and equipment	(88)	(109)
	Free cash flow	$2,800	$1,586
	Net cash provided by operating activities as a % of Total Revenues	76.5%	62.9%
	Free cash flow as a % of Total Revenues	74.1%	58.8%

(1) Amounts may not total due to rounding.

Notes:
(a)	Accruals related to potential settlements of certain indirect tax matters are recorded in General and administrative expense and excluded from Net income (loss) to calculate Non-GAAP Net income and Adjusted EBITDA.
(b)	Amounts are excluded from Net income (loss) to calculate Adjusted EBITDA.
(c)	Loss on assets classified as held for sale is recorded in Restructuring, disposal, and other exit activities and excluded from Net income (loss) to calculate Non-GAAP Net income and Adjusted EBITDA.
(d)	Net losses on equity securities with readily determinable fair values are recorded in Other income (expense), net and excluded from Net income (loss) to calculate Non-GAAP Net income and Adjusted EBITDA.
(e)	Foreign currency transaction losses (gains) on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges are recorded in Other income (expense), net and excluded from Net income (loss) to calculate Non-GAAP Net income and Adjusted EBITDA.
(f)	Amortization of intangible assets is recorded in Depreciation and amortization expense and excluded from Net income (loss) to calculate Non-GAAP Net income.
(g)	Interest received on tax payments refunded pursuant to settlement with authorities is recorded in Other income (expense), net and Income tax expense (benefit), as applicable, and excluded from Net income (loss) to calculate Non-GAAP Net income.
(h)	Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates which are excluded from Net income (loss) to calculate Non-GAAP Net income.
(i)	Reflects shares that are excluded from the GAAP weighted-average number of diluted common shares outstanding, as these shares are anti-dilutive given the GAAP net loss.
(j)	Cash used for additions to property and equipment is included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides definitions and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
In millions(1)
(Unaudited)

Units Sold	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23
Room Nights	99	157	183	151	198	246	240	211	274
Year/Year (Decline) Growth	(20.1)%	457.5%	43.9%	99.9%	99.7%	56.3%	31.5%	39.5%	38.3%

Rental Car Days	10	13	13	11	15	16	16	14	19
Year/Year (Decline) Growth	(15.1)%	558.8%	44.0%	35.8%	53.0%	22.4%	24.9%	27.6%	22.7%

Airline Tickets	3	4	4	4	5	6	6	6	8
Year/Year Growth	62.1%	626.7%	154.8%	108.0%	69.1%	31.4%	45.1%	61.5%	73.3%

Gross Bookings(2)	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23
Agency	$8,704	$15,290	$14,872	$11,875	$16,286	$19,448	$17,614	$14,031	$19,500
Merchant	3,232	6,665	8,812	7,136	11,007	15,097	14,506	13,263	19,927
Total	$11,935	$21,956	$23,684	$19,011	$27,293	$34,545	$32,120	$27,294	$39,427

Gross Bookings Year/Year Growth (Decline)
Agency	4.6%	895.6%	56.2%	132.9%	87.1%	27.2%	18.4%	18.2%	19.7%
Merchant	(20.7)%	764.4%	128.2%	222.2%	240.6%	126.5%	64.6%	85.9%	81.0%
Total	(3.7)%	851.7%	77.0%	160.0%	128.7%	57.3%	35.6%	43.6%	44.5%
Constant-currency Basis	(6)%	802%	75%	164%	140%	73%	52%	58%	52%

	1Q21	2Q21	3Q21	4Q21	1Q22	2Q22	3Q22	4Q22	1Q23
Total Revenues	$1,141	$2,160	$4,676	$2,981	$2,695	$4,294	$6,052	$4,049	$3,778
Year/Year (Decline) Growth	(50.2)%	243.2%	77.1%	140.7%	136.3%	98.7%	29.4%	35.8%	40.2%
Constant-currency Basis	(51)%	229%	76%	146%	146%	116%	47%	49%	47%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.